Amendment No. 8 To Participation Agreement

by and among

Franklin Templeton Variable Insurance Products Trust

Franklin Distributors, LLC

Equitable Financial Life Insurance Company

Equitable Financial Life Insurance Company of America

Equitable Distributors, LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin Distributors, LLC (formerly known as Franklin/Templeton Distributors, Inc.) (the “Underwriter”), Equitable Financial Life Insurance Company, Equitable Financial Life Insurance Company of America, and its distributor Equitable Distributors, LLC (collectively, the “Company” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated July 1, 2005, as amended (the “Agreement”). The Parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

On July 7, 2021, an Addendum to the Participation Agreement revised the Participation Agreement to reflect the merger of Franklin/Templeton Distributors, Inc. into Legg Mason Investor Services, LLC, which was renamed Franklin Distributors, LLC.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby deleted and replaced in its entirety with the Schedule B attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of September 15, 2023.

The Trust:	FRANKLIN TEMPLETON VARIABLE
Only on behalf of each Portfolio listed on Schedule C of the Agreement	INSURANCE PRODUCTS TRUST

By:
	Name:	Marc De Oliveira
	Title:	Vice President and Assistant Secretary

The Underwriter:	FRANKLIN DISTRIBUTORS, LLC

By:
	Name:	Jeff Masom
	Title:	President

The Company:	EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:
	Name:	Kenneth T. Kozlowski
	Title:	Chief Investment Officer

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By:
	Name:	Kenneth T. Kozlowski
	Title:	Chief Investment Officer

The Distributor:	EQUITABLE DISTRIBUTORS, LLC

By:
	Name:	Nicholas Lane
	Title:	Chairman, Chief Executive Officer and President

SCHEDULE B

Accounts of the Company

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account	SEC Registration Yes/No

Separate Account A	All Contracts	Yes

Separate Account FP	All Contracts	Yes

Separate Account I	All Contracts	Yes

Separate Account No. 45	All Contracts	Yes

Separate Account No. 49	All Contracts	Yes

Separate Account No. 65	All Contracts	No

Separate Account No. 66	All Contracts	Yes

Separate Account No. 70	All Contracts	Yes

Separate Account No. 206	All Contracts	Yes

Separate Account No. 301	All Contracts	Yes

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account	SEC Registration Yes/No

Equitable America Variable Account L	All Contracts	Yes

Equitable America Variable Account A	All Contracts	Yes

Equitable America Variable Account P	All Contracts	No

Equitable America Variable Account K	All Contracts	Yes

Equitable America Variable Account No. 70A	All Contracts	Yes

Variable Account AA	All Contracts	Yes

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